UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2016

 EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)
(614) 474-4001
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2016, Mr. Terry Davenport was appointed to the Board of Directors of Express, Inc. (the “Company”) as a Class III director. In connection with this appointment, the Board of Directors increased the size of the Board of Directors from seven to eight directors.

Mr. Davenport will be entitled to the Company's standard independent director compensation arrangements described in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 5, 2016, including an annual cash retainer equal to $75,000 and a grant of restricted stock units having a value of $125,000 on the date of grant that will vest on May 15, 2017. In addition, Mr. Davenport has entered into the Company's standard indemnification agreement for directors, which has been filed as an exhibit to the Current Report on Form 8-K filed by the Company on August 3, 2016. There are no arrangements or understandings between Mr. Davenport and any other person pursuant to which he was selected to serve on the Board of Directors, and there are no relationships between Mr. Davenport and the Company that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the Company's press release announcing the appointment of Mr. Davenport to the Board of Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Indemnification Agreement (incorporated by reference from Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2016).
99.1	Press Release, dated November 10, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.
Date: November 10, 2016	By	/s/ Lacey J. Bundy
Lacey J. Bundy
Senior Vice President, General Counsel and Secretary